                                                                     EXHIBIT 4.2

                      INTERMEDIA CAPITAL PARTNERS IV, L.P.
                                       AND
                      INTERMEDIA PARTNERS IV CAPITAL CORP.


                          11 1/4% SENIOR NOTES DUE 2006

                                -----------------

                                    INDENTURE

                            Dated as of July 30, 1996
                                -----------------

                              The Bank of New York

                                     Trustee
                                -----------------

                            CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                        Indenture Section

310 (a)(1)........................................                  7.10
     (a)(2).......................................                  7.10
     (a)(3) ......................................                  N.A.
     (a)(4).......................................                  N.A.
     (a)(5).......................................                  7.10
     (b) .........................................                  7.10
     (c) .........................................                  N.A.
311 (a) ..........................................                  7.11
     (b) .........................................                  7.11
     (c) .........................................                  N.A.
312 (a)...........................................                  2.05
     (b)..........................................                 10.03
     (c) .........................................                 10.03
313 (a) ..........................................                  7.06
     (b)(1) ......................................                  7.06
     (b)(2) ......................................             7.06;7.07
     (c) .........................................            7.06;10.02
     (d)..........................................                  7.06
314 (a) ..........................................            4.03;10.02
     (b) .........................................                  4.21
     (c)(1) ......................................                 10.04
     (c)(2) ......................................                 10.04
     (c)(3) ......................................                  N.A.
     (d)..........................................   10.03, 10.04, 10.05
     (e)  ........................................                 10.05
     (f)..........................................                  N.A.
315 (a)...........................................                  7.01
     (b)..........................................            7.05,10.02
     (c)  ........................................                  7.01
     (d)..........................................                  7.01
     (e)..........................................                  6.11
316 (a)(last sentence) ...........................                  2.09
     (a)(1)(A)....................................                  6.05
     (a)(1)(B) ...................................                  6.04
     (a)(2) ......................................                  N.A.

     (b) .........................................                  6.07
     (c) .........................................                  2.12
317 (a)(1) .......................................                  6.08
     (a)(2).......................................                  6.09
     (b) .........................................                  2.04
318 (a)...........................................                 10.01
     (b)..........................................                  N.A.
     (c)..........................................                 10.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
ARTICLE 1   DEFINITIONS AND INCORPORATION BY REFERENCE
            Section 1.01.
                Definitions....................................   1
            Section 1.02.
                Other Definitions..............................  16
            Section 1.03.
          Incorporation by Reference of Trust
          Indenture Act............. ..........................  16
            Section 1.04.
                Rules of Construction..........................  17

ARTICLE 2   THE NOTES
            Section 2.01.
                Form and Dating.................................  17
            Section 2.02.
                Execution and Authentication....................  18
            Section 2.03.
                Registrar and Paying Agent......................  18
            Section 2.04.
                Paying Agent to Hold Money in Trust.............  19
            Section 2.05.
                Holder Lists....................................  19
            Section 2.06.
                Transfer and Exchange...........................  19
            Section 2.07.
                Replacement Notes...............................  24
            Section 2.08.
                Outstanding Notes...............................  25
            Section 2.09.
                Treasury Notes..................................  25
            Section 2.10.
                Temporary ......................................  25
            Section 2.11.
                Cancellation....................................  25
            Section 2.12.
                Defaulted Interest..............................  26
            Section 2.13.
                CUSIP Numbers...................................  26

ARTICLE 3   REDEMPTION AND PREPAYMENT
            Section 3.01.
                Notices to Trustee..............................  26
            Section 3.02.
                Selection of Notes to Be Redeemed...............  26
            Section 3.03.
                Notice of Redemption............................  27
            Section 3.04.
                Effect of Notice of Redemption..................  28
            Section 3.05.
                Deposit of Redemption Price.....................  28
            Section 3.06.
                Notes Redeemed in Part..........................  28

            Section 3.07.
                Optional Redemption......................................  28
            Section 3.08.
                Mandatory Redemption.....................................  29
            Section 3.09.
                Offer to Purchase by Application of Excess Proceeds......  29

ARTICLE 4   COVENANTS
            Section 4.01.
                Payment of Notes.........................................  31
            Section 4.02.
                Maintenance of Office or Agency..........................  31
            Section 4.03.
                Reports..................................................  32
            Section 4.04.
                Compliance Certificate...................................  32
            Section 4.05.
                Taxes....................................................  33
            Section 4.06.
                Stay, Extension and Usury Laws...........................  33
            Section 4.07.
                Restricted Payments......................................  33
            Section 4.08.
        Dividend and Other Payment Restrictions
        Affecting Subsidiaries...........................................  35
            Section 4.09.
        Incurrence of Indebtedness and Issuance of
        Preferred Equity.................................................  35
            Section 4.10.
                Asset Sales..............................................  37
            Section 4.11.
                Transactions with Affiliates.............................  38
            Section 4.12.
                Liens....................................................  39
            Section 4.13.
                Limitation on Conduct Of IPCC............................  39
            Section 4.14.
                Corporate or Partnership Existence.......................  39
            Section 4.15.
                Offer to Repurchase Upon Change of Control...............  39
            Section 4.16.
                Ownership of Operating Partnership.......................  40
            Section 4.17.
                Consummation of the Viacom Nashville Acquisition.........  40
            Section 4.18.
                Designation of Restricted and Unrestricted Subsidiaries..  41
            Section 4.19.
                Suspended Covenants......................................  41
            Section 4.20
                Payments for Consent.....................................  42
            Section 4.21.
                Security.................................................  42

ARTICLE 5   SUCCESSORS
            Section 5.01.
                Merger, Consolidation, or Sale of Assets............ 43
            Section 5.02.
                Successor Corporation Substituted................... 44

ARTICLE 6   DEFAULTS AND REMEDIES
            Section 6.01.
                Events of Default.................................. 44
            Section 6.02.
                Acceleration....................................... 46
            Section 6.03.
                Other Remedies..................................... 47
            Section 6.04.
                Waiver of Past Defaults............................ 47
            Section 6.05.
                Control by Majority................................ 47
            Section 6.06.
                Limitation on Suits................................ 47
            Section 6.07.
                Rights of Holders of Notes to Receive Payment...... 48
            Section 6.08.
                Collection Suit by Trustee......................... 48
            Section 6.09.
                Trustee May File Proofs of Claim................... 48
            Section 6.10.
                Priorities......................................... 48
            Section 6.11.
                Undertaking for Costs.............................. 49

ARTICLE 7   TRUSTEE
            Section 7.01.
                Duties of Trustee.................................. 49
            Section 7.02.
                Rights of Trustee.................................. 50
            Section 7.03.
                Individual Rights of Trustee....................... 51
            Section 7.04.
                Trustee's Disclaimer............................... 51
            Section 7.05.
                Notice of Defaults................................. 51
            Section 7.06.
                Reports by Trustee to Holders of the Notes......... 51
            Section 7.07.
                Compensation and Indemnity......................... 52
            Section 7.08.
                Replacement of Trustee............................. 52
            Section 7.09.
                Successor Trustee by Merger, etc................... 53
            Section 7.10.
                Eligibility; Disqualification...................... 53
            Section 7.11.
       Preferential Collection of Claims Against
       Issuers..................................................... 54

ARTICLE 8   LEGAL DEFEASANCE AND COVENANT DEFEASANCE
            Section 8.01.
         Option to Effect Legal Defeasance or
         Covenant Defeasance...........................................   54
            Section 8.02.
              Legal Defeasance and Discharge...........................   54
            Section 8.03.
              Covenant Defeasance......................................   55
            Section 8.04.
              Conditions to Legal or Covenant Defeasance...............   55
            Section 8.05.
         Deposited Money and Government Securities to be Held in
           Trust; Other Miscellaneous Provisions.......................   56
            Section 8.06.
               Repayment to Issuers....................................   57
            Section 8.07.
               Reinstatement............................................  57

ARTICLE 9   AMENDMENT, SUPPLEMENT AND WAIVER
            Section 9.01.
               Without Consent of Holders of Notes......................   58
            Section 9.02.
               With Consent of Holders of Notes.........................   58
            Section 9.03.
               Compliance with Trust Indenture Act......................   60
            Section 9.04.
               Revocation and Effect of Consents........................   60
            Section 9.05.
               Notation on or Exchange of Notes.........................   60
            Section 9.06.
               Trustee to Sign Amendments, etc..........................   60

ARTICLE 10  MISCELLANEOUS
            Section 10.01.
               Trust Indenture Act Controls.............................   60
            Section 10.02.
               Notices..................................................   61
            Section 10.03.
         Communication by Holders of Notes with Other
         Holders of Notes...............................................   62
            Section 10.04.
               Certificate and Opinion as to Conditions Precedent.......   62
            Section 10.05.
                Statements Required in Certificate or Opinion...........   62
            Section 10.06.
               Rules by Trustee and Agents..............................   63
            Section 10.07.
         No Personal Liability of Directors, Officers,
         Employees, Partners and Stockholders...........................   63
            Section 10.08.
               Governing Law............................................   63

            Section 10.09.
                No Adverse Interpretation of Other Agreements..........   63
            Section 10.10.
                Successors.............................................   63
            Section 10.11.
                Severability...........................................   64
            Section 10.12.
                Counterpart Originals..................................   64
            Section 10.13.
                Table of Contents, Headings, etc.......................   64


                                    EXHIBITS

            Exhibit A   FORM OF NOTE
            Exhibit B
            CERTIFICATE OF TRANSFEROR
            Exhibit C
             PLEDGE AND ESCROW AGREEMENT

           INDENTURE dated as of July 30, 1996 between InterMedia Capital Partners IV, L.P., a California limited partnership ("ICP-IV"), and InterMedia Partners IV Capital Corporation, a Delaware corporation and a wholly owned subsidiary of ICP-IV ("IPCC" and, together with ICP-IV, the "Issuers") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

           The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/4% Senior Notes Due 2006 (the "Original Notes") and the 11 1/4% Senior Notes Due 2006 to be issued to Holders pursuant to the Exchange Offer (the "New Notes" and together with the Original Notes, the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   DEFINITIONS.

           "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Acquisitions" shall have the meaning assigned thereto in the Offering Memorandum.

           "AVR"  means AVR of Tennessee, L.P.

           "AVR Interests" means the partnership interests in AVR held by RMG and IPSE.

           "AVR Letter of Intent" means that certain letter of intent, dated February 12, 1996, by and among Hyperion Telecommunications of Tennessee, Inc., RMG and IPSE, with respect to the sale of the AVR Interests.

           "BA Loan" means that certain $3.0 million nonrecourse bridge loan to IPSE made by Bank of America NT&SA pursuant to the loan agreement, dated May 8, 1996 by and between Bank of America NT&SA and IPSE in order to fund a portion of the purchase price of the Prime Houston Systems.

           "Bank Facility" means that certain Revolving Credit and Term Loan Agreement, dated as of the date hereof, by and among the Operating Partnership, as borrower, and The Bank of New York, NationsBank of Texas, N.A. and The Toronto Dominion Bank, as arranging agents, and The Bank of New York, as administrative agent, providing for (i) a term loan of $220.0 million (the "Term Loan") and (ii) a revolving credit facility for up to $350.0 million prior to the consummation of the Viacom Nashville Acquisition or $475.0 million following the consummation of the Viacom Nashville Acquisition (the "Revolving Credit Facility"), together with, in each case, any related notes, guarantees, collateral documents and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

           "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar officer under any Bankruptcy Law.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board of Directors" means (i) for so long as ICP-IV is a partnership, the managing general partner of ICP-IV and (ii) otherwise, the board of directors of ICP-IV.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or other membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Capital Stock Proceeds" means an amount equal to the net cash proceeds received by ICP-IV from the sale of Equity Interests after the Issue Date (other than (i) Disqualified Stock, (ii) Equity Interests sold to any of ICP-IV's Subsidiaries and (iii) any Equity Interests issued to finance all or a portion of the cost of the Viacom Nashville Acquisition).

           "Cash Equivalents" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Bank Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above; and (v) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's and, in each case, maturing within six months after the date of acquisition.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of ICP-IV and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals and their Related Parties; (ii) the adoption of a plan relating to the liquidation or dissolution of ICP-IV; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Equity Interests of ICP-IV representing the right to receive more than 50.0% of the income and profits of ICP- IV; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any of the Principals or any Related Party or any person (as defined above) that includes at least one Principal or Related Party, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Equity Interests representing the right to receive more than 50.0% of the income and profits of ICP-IV and (b) there is a Rating Decline with respect to the Notes; or (v) the first day on which TCI and its Subsidiaries fail to own, in the aggregate, Equity Interests of ICP-IV representing the right to receive more than 35.0% of the income and profits of ICP-IV.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Collateral" means cash in the Pledge Account, the Pledged Securities and the proceeds thereof.

           "Collateral Agent" means The Bank of New York, as Collateral Agent under the Pledge Agreement.

           "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum of: (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries; plus (ii) the total amount of other Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been Guaranteed by such Person or one or more of its Restricted Subsidiaries; plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Equity of Restricted Subsidiaries of such Person (other than the RMH Redeemable Preferred Stock), in each case, determined on a consolidated basis in accordance with GAAP, less (iv) the fair market value of the Pledged Securities then held by the Trustee as determined in good faith by an Officer of ICP-IV.

           "Consolidated Interest Expense" means, with respect to any Person, for any period, the sum of: (i) the amount of interest in respect of Indebtedness (including fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, capitalized interest, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness); (ii) the amount of Redeemable Dividends of such Person; (iii) the amount of Preferred Equity dividends in respect of all Preferred Equity of Restricted Subsidiaries held by Persons other than the referent Person or a Restricted Subsidiary thereof, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and
(iv) the interest component of rentals in respect of any Capital Lease Obligation, in each case, that was paid, accrued or scheduled to be paid or accrued by such

Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the referent Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and prior to any reduction in respect of dividends or other distributions in respect of any series of Preferred Equity of such Person, provided that such Consolidated Net Income shall exclude: (i) the net income or loss of any Person that is not a Restricted Subsidiary, except that ICP- IV's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to ICP-IV or a Restricted Subsidiary as a dividend or other distribution; (ii) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any after-tax gain or loss realized upon the sale or other disposition of any property, plant or equipment of ICP-IV or its consolidated Restricted Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business and any after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (iv) in the case of ICP-IV, the incurrence by ICP-IV of one-time expenses in order to conform any of the systems acquired pursuant to the Acquisitions or the Viacom Nashville Acquisition to the MIS or billing systems of ICP-IV, provided that such one-time expenses with respect to each such acquisition are incurred within the first twelve months of the completion of such acquisition and, provided further, that such expenses do not exceed $5.0 million in the aggregate; and (v) the cumulative effect of a change in accounting principles.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

           "Cumulative EBITDA" means at any date of determination the cumulative EBITDA of ICP-IV from and after the Issue Date to the end of the most recently ended full fiscal quarter of ICP-IV immediately preceding the date of determination for which consolidated financial statements are available or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

           "Cumulative Interest Expense" means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by ICP-IV from the Issue Date to the end of the most recently ended full fiscal quarter of ICP-IV immediately preceding the date of determination for which consolidated financial statements are available, determined on a consolidated basis in accordance with GAAP.

           "Custodian or Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "D.D. Cable Transactions" means (i) the distribution of $3.2 million from InterMedia Partners II, L.P. ("IP-II") to RMG, (ii) the contribution by RMG of $300,000 to the equity capital of IP-II, and (iii) the sale of RMG's Equity Interests in IP-II owned as of the Issue Date for a nominal amount, provided that no other assets have been contributed or otherwise transferred to IP-II by ICP-IV or any of its Subsidiaries since the Issue Date.

           "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

           "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

           "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

           "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

           "EBITDA" means, with respect to any Person for any period, an amount equal to: (i) the sum (without duplication) of (a) Consolidated Net Income for such period; plus (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under sub-clause (a) hereof; (c) Consolidated Interest Expense for such period; (d) depreciation for such period on a consolidated basis; (e) amortization of intangibles for such period on a consolidated basis; (f) any other non-cash items reducing Consolidated Net Income for such period and (g) any expense resulting from an extraordinary item; minus (ii) (a) all non-cash items increasing Consolidated Net Income for such period (other than any non-cash charge that represents an accrual or reserve in respect of a cash payment in a future period), and (b) any item of revenue or gain attributable to an extraordinary item, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to ICP-IV each of the foregoing items will be determined on a consolidated basis with respect to ICP-IV and its Restricted Subsidiaries only.

           "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt (or the debt of whose holding company) is rated "A" (or higher) according to Standard and Poor's or "A2" (or higher) by Moody's at the time as of which any investment or rollover therein is made.

           "Equity Interests" means, collectively, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Equity Market Capitalization" means, with respect to any Person, the aggregate market value of the outstanding Equity Interests (other than Preferred Equity and excluding any such Equity Interests held in treasury by such Person ) of such Person. For purposes of this definition, the "market value" of any such Equity Interests shall be: (i) the average of the high and low sale prices, or if no sales are reported, the average of the closing bid and ask prices, as reported in the composite transactions or the principal national securities exchange on which such Equity Interest is listed or admitted to trading or, if such Equity Interest is not listed or admitted to trading on a national securities exchange, as reported by Nasdaq for each trading day in a 20-consecutive-day period ending not more than 45 days prior to the date such Person commits to make an investment in the Equity Interest of ICP-IV; or (ii) if such Equity Interest is not listed as admitted for trading on any national securities exchange or Nasdaq, the fair market value of the common equity capital of such Person as determined by the written opinion of an investment banking firm of national standing delivered to the Trustee.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange New Notes for Original Notes.

           "Executive Officer" means, for any Person, the managing general partner, the chief financial officer, chief operating officer or chief executive officer of such Person.

           "fair market value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and a willing buyer under no compulsion to buy; provided, that with respect to the Pledged Securities, the fair market value thereof shall be net of the accrued and unpaid interest, if any, on the Notes.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

           "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

           "Government Securities" means direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Holder" means a Person in whose name a Note is registered.

           "ICM-IV" means InterMedia Capital Management IV, L.P., a California limited partnership and the general partner of ICP-IV.

           "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, that is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included: (i) any Capital Lease Obligations; (ii) Indebtedness of any other Person secured by a Lien to which the property or assets owned or held by the referent person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured); (iii) Guarantees of Indebtedness of any other Person; (iv) any Disqualified Stock; (v) all obligations of such Person in respect of letters of credit, bankers' acceptance or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (vi) in the case of ICP-IV, Preferred Equity of its Restricted Subsidiaries; and (vii) obligations of any such Person under any Hedging Obligation applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Independent Appraiser" means an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of ICP-IV.

           "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

           "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's (or any successor to the rating agency business thereof) and Standard & Poor's (or any successor to the rating agency business thereof), respectively.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by ICP-IV for consideration consisting of common equity securities of ICP-IV shall not be deemed to be an Investment. If ICP-IV or any Restricted Subsidiary of ICP-IV sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of ICP-IV such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ICP-IV, ICP-IV shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

           "IPSE" means InterMedia Partners Southeast, a California general partnership and a Subsidiary of ICP-IV.

           "Issue Date" means the date on which the Notes are initially issued.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Leverage Ratio" means, with respect to any Person as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date calculated on a pro forma basis to give effect to the transaction with respect to which the Leverage Ratio is being calculated, to (ii) the product of such Person's Pro Forma EBITDA for the most recently ended fiscal quarter of such Person for which consolidated financial statements are available multiplied by four.

           "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

           "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

           "Marketable Securities" means:

                (i) Government Securities or, for purposes of determining whether such Government Securities may serve as substitute Pledged Securities, Government Securities having a maturity date on or before the date on which the payments of interest (or principal) on the Notes to which such Government Securities are pledged occur:

                (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

                (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to Standard and Poor's or "P-1" (or higher) according to Moody's;

                (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

           "Moody's" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

           "Net Proceeds" means the aggregate cash proceeds received by ICP-IV or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, sales commissions and legal, accounting and investment banking fees) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

           "Non-Recourse Debt" means Indebtedness (i) as to which neither ICP-IV nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ICP-IV or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ICP-IV or any of its Restricted Subsidiaries.

           "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the Offering of the Notes by the Issuers.

           "Offering Memorandum" means the Offering Memorandum of the Issuers, dated July 19, 1996, with respect to the Notes.

           "Officer" means the General Partner, Managing General Partner, President, Chief Financial Officer, Treasurer or any Executive Vice President or Vice President of ICP-IV or IPCC, as applicable.

           "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of ICP-IV or IPCC, as applicable, that meets the requirements of Section 10.05 hereof.

           "Operating Partnership" means InterMedia Partners IV, L.P., a California limited partnership and a Subsidiary of ICP-IV.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to ICP-IV, IPCC or both.

           "Permitted Investments" means: (i) any Investment in ICP-IV or in a Restricted Subsidiary of ICP-IV; (ii) any Investment in Cash Equivalents; (iii) any Investment by ICP-IV or any Subsidiary of ICP-IV in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of ICP-IV or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ICP-IV or a Restricted Subsidiary of ICP-IV; (iv) any Investment in ICM-IV not to exceed $1.85 million; (v) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (vi) any Permitted Joint

Venture Investment, provided, that after giving pro forma effect to such Permitted Joint Venture Investment as if the same had occurred at the beginning of the most recently ended full fiscal quarter of ICP-IV for which consolidated financial statements are available, ICP-IV would have been able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to
Section 4.09 hereof.

           "Permitted Joint Venture Investment" means any Investment by ICP-IV or any Restricted Subsidiary of ICP-IV in a joint venture or other enterprise if: (i) substantially all of the income and profits of such joint venture or other enterprise are derived from operating or owning a license to operate one or more cable television systems or telephone systems in the United States and any other activity reasonably related to such activities; (ii) ICP-IV and its Restricted Subsidiaries have operating control of such joint venture or other enterprise; and (iii) ICP-IV and its Restricted Subsidiaries own, in the aggregate, Equity Interests of such joint venture or other enterprise representing the right to receive more than 40.0% of the income and profits thereof.

           "Permitted Liens" means: (i) Liens on the Property of ICP-IV or any of its Subsidiaries existing on the Issue Date; (ii) Liens on the Property of ICP-IV or any of its Subsidiaries under the Bank Facility; (iii) Liens securing Indebtedness of Subsidiaries permitted by this Indenture to be incurred; (iv) Liens on the Property of ICP-IV or any of its Subsidiaries for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, and other similar Liens on the Property of ICP-IV or any of its Subsidiaries arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of ICP-IV or any of its Subsidiaries in favor of issuers of performance bonds and surety or appeal bonds; (vii) Liens on Property at the time ICP-IV or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into ICP-IV or such Subsidiary; provided, however, that such Lien shall not have been incurred in anticipation or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by ICP-IV or such Subsidiary; (viii) other Liens on the Property of ICP-IV or any of its Subsidiaries incidental to the conduct of any of their businesses or the ownership of any of their Properties that were not created in connection with the incurrence of Indebtedness or the obtaining of advances or credit and that do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by ICP-IV or any of its

Subsidiaries under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which ICP-IV or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of ICP-IV or any of its Subsidiaries, or deposits for the payment of rent, in each case incurred in the ordinary course of business; (x) utility easements, building restrictions and such other encumbrances or charges against real property as are or a nature generally existing with respect to properties of a similar character; (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and (xii) Liens securing Indebtedness or other obligations not to exceed $1.0 million in aggregate principal amount.

           "Permitted Refinancing Debt" means any Indebtedness of ICP-IV or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of ICP-IV or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a period until its final maturity date no shorter than the final maturity date of, and has a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, such Notes on terms at least as favorable to the Holders of such Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by (a) ICP-IV or (b) ICP-IV or the Restricted Subsidiary that was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Pledge Account" means an account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Issuers with a portion of the net proceeds from the Offering.

           "Pledge Agreement" means the pledge and escrow agreement, dated as of the Issue Date, by and among the Issuers, the Collateral Agent and the Trustee, that is attached hereto as Exhibit C.

           "Pledged Securities" means the securities purchased by the Issuers, with a portion of the net proceeds from the Offering, which shall initially consist of Government Securities, to be deposited in the Pledge Account.

           "Preferred Equity" means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

           "Prime Houston Acquisition" means the acquisition by ICP-IV of certain cable television systems, located in and near the Houston, Texas area, from certain affiliates of Prime Cable, Inc. as part of the Viacom Nashville Acquisition pursuant to certain asset purchase agreements with the terms described in the Offering Memorandum.

           "Principals" means Leo J. Hindery, Jr., TCI and TCI's Subsidiaries.

           "Pro Forma EBITDA" means, with respect to any Person, for any period, the EBITDA of such Person for such period as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following, as if the same had occurred at the beginning of such period: (i) if, during or after such period, such Person or any of its Subsidiaries shall have sold or otherwise disposed of any assets outside of the ordinary course of business in any single transaction or series of related transactions for consideration in excess of $1.0 million, Pro Forma EBITDA of such Person and its Subsidiaries for such period will be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets that were sold or otherwise disposed of for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period; and
(ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business that immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA will be computed so as to give pro forma effect to the acquisition of such Person or business; provided, however, that, with respect to ICP-IV, all of the foregoing references to "Subsidiary" or "Subsidiaries" are deemed to refer only to the "Restricted Subsidiaries" of ICP-IV.

           "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such Person).

           "Public Equity Offering" means the consummation of an offering of Equity Interests (other than Disqualified Stock) by ICP-IV to the public pursuant to a registration statement filed with the Commission, the net proceeds of which exceed $25.0 million.

           "Rating Agencies" means Standard and Poor's and Moody's, or any successor to the respective rating agency businesses thereof.

           "Rating Date" means the date that is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of ICP-IV to effect a Change of Control.

           "Rating Decline" means, with respect to the Notes, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by ICP-IV to effect a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies): (i) in the event the Notes are assigned an Investment Grade Rating by either of the Rating Agencies on the Rating Date, the rating of the Notes by both of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on the Rating Date, the rating of the Notes by either of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

           "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

           "Related Party" means, with respect to any Principal, (i) any controlling stockholder, 80.0% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

           "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary. As of the Issue Date, all of ICP-IV's Subsidiaries other than AVR, IPSE and IPSE's subsidiaries will be the Restricted Subsidiaries of ICP-IV.

           "Revolving Credit Facility" has the meaning assigned to it in the definition of "Bank Facility."

           "RMG" means Robin Media Group, Inc., a Nevada corporation and a Subsidiary of RMH.

           "RMH" means Robin Media Holdings, Inc., a Nevada corporation and a Subsidiary of ICP-IV.

           "RMH Redeemable Preferred Stock" means the preferred stock of RMH to be outstanding on the Issue Date and the Capital Stock of RMG, with substantially the same terms as the RMH Redeemable Preferred Stock, into which the RMH Redeemable Preferred Stock will be converted as a result of the merger of RMH into RMG, together with all additional shares thereof issued in payment of dividends thereon in accordance with the terms thereof in effect on the Issue Date.

           "Standard and Poor's" means Standard and Poor's Rating Group, a division of McGraw Hill Inc., and any successor to the rating agency business thereof.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Strategic Equity Investment" means the issuance and sale of Equity Interests (other than Disqualified Stock) of ICP-IV for net cash proceeds of at least $25.0 million to a Person engaged primarily in the business of transmitting video, voice or data over cable television or telephone facilities or any business reasonably related thereto that has an Equity Market Capitalization of at least $750.0 million.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) or (c) such Person owns, alone or together with ICP-IV, a majority of the partnership interests.

           "Tax Amount" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alterative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

           "Tax Distribution" means a distribution in respect of taxes to the partners of ICP-IV pursuant to clause (v) of the second paragraph of Section
4.07 hereof.

           "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; provided, that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

           "TCI" means Tele-Communications, Inc.

           "TCIC" means TCI Communications, Inc.

           "TCIC Loan" means that certain $ 297.0 million nonrecourse bridge loan to IPSE made by TCI of Houston, Inc. pursuant to the loan agreement, dated May 8, 1996, by and between TCI of Houston, Inc. and IPSE in order to fund a portion of the purchase price of Prime Houston Systems.

           "Term Loan" has the meaning assigned to it in the definition of "Bank Facility."

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

           "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Unrestricted Subsidiary" means any Subsidiary, other than IPCC, that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with ICP-IV or any Restricted Subsidiary of ICP-IV unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ICP-IV or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ICP-IV; (iii) is a Person with respect to which neither ICP-IV nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ICP-IV or any of its Restricted Subsidiaries; and (v) in the case of a Subsidiary that is a corporation, such Subsidiary has at least one director on its board of directors that is not a director or executive officer of ICP-IV or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of ICP-IV or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of ICP-IV as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, ICP-IV shall be in default of such Section ).

           "Viacom Nashville Acquisition" means the acquisition by a Subsidiary of ICP-IV of certain cable television assets in and near Nashville, Tennessee from TCIC pursuant to an exchange agreement as described in the Offering Memorandum.

           "Voting Stock" means, with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.   OTHER DEFINITIONS.

                                                                                Defined in
                  Term                                                            Section

           "Affiliate Transaction"........................................        4.11
           "Asset Sale"...................................................        4.10
           "Asset Sale Offer".............................................        3.09
           "Asset Sale Offer Purchase Date"...............................        3.09
           "Asset Sale Offer Trigger Date".................................       4.10
           "Change of Control Offer"......................................        4.15
           "Change of Control Offer Purchase Price".......................        4.15
           "Change of Control Payment Date"...............................        4.15
           "Covenant Defeasance"..........................................        8.03
           "DTC"..........................................................        2.03
           "Event of Default".............................................        6.01
           "Excess Proceeds"..............................................        4.10
           "incur"........................................................        4.09
           "Legal Defeasance" ............................................        8.02
           "Offer Amount".................................................        3.09
           "Offer Period".................................................        3.09
           "Paying Agent".................................................        2.03
           "Payment Default"..............................................        6.01
           "Permitted Debt"...............................................        4.09
           "Pledged Securities Lien"......................................        4.21
           "Registrar"....................................................        2.03

           "Restricted Payments"..........................................        4.07
           "Surviving Person".............................................        5.01
           "Suspended Covenants"..........................................        4.19


SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security Holder" means a Holder of a Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)  provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities

     Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

           The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples thereof.

           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

           The General Partner of ICP-IV and an Officer of IPCC shall sign the Notes for ICP-IV or IPCC, as applicable, by manual or facsimile signature.

           If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Issuers signed by the General Partner of ICP-IV and an Officer of IPCC, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

           The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. ICP-IV or any of its Subsidiaries, including IPCC, may act as Paying Agent or Registrar.

           The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

           The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

           The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than ICP-IV or a Subsidiary thereof) shall have no further liability for the money. If ICP-IV or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.   HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, ICP-IV shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and ICP-IV shall otherwise comply with TIA Section 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                (x)   to register the transfer of the Definitive Notes; or

                (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                      (ii) in the case of a Definitive Note that is a Transfer
                           Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
                                Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

           (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

           (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

           (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, a new Global Note in the appropriate principal amount.

           (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

           (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                           (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                           (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

           (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                (i) the Depository for the Notes notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

                (ii) the Issuers, at their discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

then the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

           (g) Legends.

                (i)   Except as permitted by the following paragraphs (ii) and
                      (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                      "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR
                      (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                (iii) Notwithstanding the foregoing, upon consummation of the
                      Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate New Notes in exchange for Original Notes accepted for exchange in the Exchange Offer, which New Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Original Notes is either
                      (A) a broker-dealer, (B) a Person participating in the distribution of the Original Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global

Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

           (i)  General Provisions Relating to Transfers and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                      (ii) No service charge shall be made to a Holder for any
                           registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10,
                           4.15 and 9.05 hereto).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                      (v)  The Issuers shall not be required:

                           (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                                Section 3.02 hereof and ending at the close of business on the day of selection; or

                           (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                      (vi) Prior to due presentment for the registration of a
                           transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                      (vii)The Trustee shall authenticate Definitive Notes and
                           Global Notes in accordance with the provisions of
                           Section 2.02 hereof.

SECTION 2.07.   REPLACEMENT NOTES.

           If any mutilated Note is surrendered to the Trustee or the Issuers, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each Issuer, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

           Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Note.

           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than ICP-IV, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY NOTES.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of either Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY NOTES.

           Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by two Officers of each of the Issuers. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

           The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain canncelled Notes or return them to the Issuers at the written request of the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

           If ICP-IV defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. ICP-IV shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. ICP-IV shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, ICP-IV (or, upon the written request of ICP-IV, the Trustee in the name and at the expense of ICP-IV) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   CUSIP NUMBERS.

           The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. ICP-IV will promptly notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

           If ICP-IV elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless the Trustee and the Issuers agree to a shorter period) but not more than 60 days before a redemption date, an Officers' Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED.

           If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part. In the event that less than all of the Notes are to be redeemed by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

           The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

           Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Failure to receive such notice or any defect in the notice to any such Holder shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

           The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

           (a)  the redemption date;

           (b)  the redemption price;

           (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

           (d)  the name and address of the Paying Agent;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless ICP-IV defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days (unless the Trustee and the Issuers agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, ICP-IV shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to ICP-IV any money deposited with the Trustee or the Paying Agent by ICP-IV in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

           If ICP-IV complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of ICP-IV to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note and in Section 4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

           Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

           (a) Except as set forth in clause (b) of this Section 3.07, ICP-IV shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 1, 2001. Thereafter, ICP-IV shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

                  YEAR                                                                  PERCENTAGE
                  ____                                                                  __________

                  2001 .................................................................      105.625%
                  2002 .................................................................      103.750%
                  2003 .................................................................      101.875%
                  2004 and thereafter...................................................      100.000%

           (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 1, 1999, ICP-IV may redeem up to 35.0% of the aggregate principal amount of Notes originally issued with the net proceeds of a Public Equity Offering or a Strategic Equity Investment at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that at least 65.0% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and, provided further, that such redemption occurs within 90 days after the date of the closing of such Public Equity Offering or a Strategic Equity Investment.

           (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

           Except as set forth under Sections 4.10 and 4.15 hereof, the Issuers shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 3.09.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

           In the event that, pursuant to Section 4.10 hereof, ICP-IV shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

           The Asset Sale Offer shall be made to all Holders and shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period").

           If the Asset Sale Offer Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages thereon, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

           Within 10 days following any Asset Sale Offer Trigger Date, ICP-IV shall send, by first class mail, a notice to each of the Holders at such Holder's registered address, with a copy to the Trustee. The notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer, and shall state:

                (a) that the Asset Sale Offer Trigger Date has occurred pursuant to Section 4.10 hereof and that ICP-IV is offering to purchase the maximum principal of Notes that may be purchased out of the Excess Proceeds (the "Offer Amount") at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to date of purchase, which shall be a Business Day (the "Asset Sale Offer Purchase Date") that is not earlier than 30 days nor later than 60 days from the date such notice is mailed;

                (b) the amount of accrued and unpaid interest, if any, and unpaid Liquidated Damages, if any, as of the Asset Sale Offer Purchase Date;

                (c) that any Note subject to the Asset Sale Offer not tendered shall continue to accrue interest;

                (d) that, unless ICP-IV defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any such Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, after the Asset Sale Offer Purchase Date;

                (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to ICP-IV, a depositary, if appointed by ICP-IV, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (g) that Holders shall be entitled to withdraw their election if ICP-IV, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount or less than all of the Notes tendered pursuant to the Asset Sale Offer are accepted for payment by ICP-IV for any reason consistent with this Indenture, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Notes accepted for payment in part will only be purchased in integral multiples of $1,000; and

                (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

           On the Asset Sale Offer Purchase Date, ICP-IV shall: (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of the Excess Proceeds; (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment; and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. ICP-IV, the depository or the Paying Agent, as the case may be, shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes and the Trustee shall promptly authenticate and mail to any such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. ICP-IV shall announce the results of the Asset Sale Offer to Holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date. The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations, in connection with any Asset Sale Offer.

           Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

           ICP-IV shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than ICP-IV or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by ICP-IV in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. ICP- IV shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

           ICP-IV shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

           The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03.   REPORTS.

           (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, ICP-IV shall furnish to the Trustee and to all Holders of Notes: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if ICP-IV were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of ICP-IV and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by ICP-IV's certified independent accountants; and (ii) all reports that would be required to be filed with the SEC on Form 8-K if ICP-IV were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, ICP-IV shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request. ICP-IV shall at all times comply with TIA Section 314(a).

           (b) For so long as any Transfer Restricted Securities remain outstanding, ICP-IV shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

           (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.   COMPLIANCE CERTIFICATE.

           (a) Each of the Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of IPCC and

ICP-IV and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether such Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge such Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Pledge Agreement (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action ICP-IV is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action ICP-IV is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action ICP-IV is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

           ICP-IV shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

           ICP-IV covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and ICP-IV (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

           ICP-IV shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of ICP-IV or any of its Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of the Equity Interests of ICP-IV or any of its Restricted Subsidiaries in their capacity as such, other than dividends or distributions of Equity Interests (other than Disqualified Stock) of ICP-IV or dividends or distributions payable to ICP-IV or any Restricted Subsidiary of ICP-IV; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of ICP-IV or any Affiliate of ICP-IV; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity; (iv) make any Restricted Investment or (v) designate any Restricted Subsidiary to be an Unrestricted Subsidiary (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

           (b) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made after the Issue Date (excluding those permitted by clauses (x), (y) and (z) of the following paragraph) would exceed, at the date of determination, an amount equal to the sum of (1) the excess of (A) Cumulative EBITDA from the Issue Date to the end of ICP-IV's most recently ended full fiscal quarter for which consolidated financial statements are available, taken as a single accounting period, over (B) the product of 1.2 times ICP-IV's Cumulative Interest Expense from the Issue Date to the end of ICP-IV's most recently ended full fiscal quarter for which consolidated financial statements are available, taken as a single accounting period, plus (2) Capital Stock Proceeds, plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (4) $10.0 million; and

           (c) ICP-IV would, immediately after giving effect to such Restricted Payment as if the same had occurred at the beginning of the most recently ended full fiscal quarter of ICP-IV for which consolidated financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section
      4.09 hereof.

      Provided that no Event of Default shall have occurred and be continuing, the foregoing provisions shall not prohibit: (t) the D.D. Cable Transactions;
(u) distribution of the proceeds from the sale of the AVR Interests up to $5.0 million; (v) quarterly distributions in respect of partners' income tax liability in an amount not to exceed the Tax Amount; (w) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (x) the payment of in-kind dividends on the RMH Redeemable Preferred Stock in accordance with the terms thereof as in effect on the Issue Date; (y) the redemption, repurchase, retirement or other acquisition of any Equity Interests of ICP-IV in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of ICP-IV) of other Equity Interests of ICP-IV (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph; and (z) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of ICP-IV) of Equity Interests of ICP- IV (other than Disqualified Stock), provided that the amount of any such net cash proceeds from sales of Equity Interests that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph.

      The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by ICP-IV or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, ICP-IV will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the first paragraph of this Section 4.07 were computed, which calculations may be based upon ICP-IV's most recently available financial statements.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

           ICP-IV shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to ICP-IV or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to ICP-IV or any of its Restricted Subsidiaries; (ii) make loans or advances to ICP-IV or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to ICP-IV or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Indebtedness as in effect on the Issue Date,
(b) the Bank Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Bank Facility as in effect on the Issue Date, (c) this Indenture and the Notes, (d) applicable law, (e) any other Indebtedness permitted by the terms of this Indenture to be incurred, provided that the restrictions contained in the agreements governing such other Indebtedness are no more restrictive than those contained in the Bank Facility, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY.

           ICP-IV shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that ICP-IV will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Equity, except the RMH Redeemable Preferred Stock in an amount up to $12.0 million as of the date of this Indenture; provided, however, that ICP-IV or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and ICP-IV may issue Disqualified Stock if ICP-IV's Leverage Ratio at the time of incurrence of such Indebtedness or issuance of such Disqualified Stock, as applicable, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended full fiscal quarter of ICP-IV for which consolidated financial statements are available, would have been no greater than 8.0 to 1.0. if before January 1, 1998 or 7.5 to 1.0 if on or after January 1, 1998.

      The foregoing provisions shall not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

           (i) the incurrence by ICP-IV and its Restricted Subsidiaries of Indebtedness (including all Obligations with respect thereto) under the Revolving Credit Facility in an aggregate principal amount of up to (a) $350.0 million prior to the consummation of the Viacom Nashville Acquisition or (b) $475.0 million following the consummation of the Viacom Nashville Acquisition, in each case, with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder and less the aggregate amount of all repayments of principal under the Revolving Credit Facility, optional or mandatory (other than repayments that are immediately reborrowed), that have been made since the Issue Date;

           (ii) the incurrence by ICP-IV and its Restricted Subsidiaries of the Notes and the Indebtedness outstanding on the Issue Date, including, without limitation, the Term Loan;

           (iii) the incurrence by ICP-IV or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

           (iv) the incurrence by ICP-IV or any of its Restricted Subsidiaries of intercompany Indebtedness between or among ICP-IV and any of its Restricted Subsidiaries; provided, however, that (i) if ICP-IV is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to all of the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ICP-IV or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either ICP-IV or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by ICP-IV or such Restricted Subsidiary, as the case may be;

           (v) the incurrence by ICP-IV or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

           (vi) the incurrence by ICP-IV's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of ICP-IV;

           (vii) the incurrence by IPSE of the indebtedness represented by the TCIC Loan and BA Loan, provided that such loans are repaid substantially concurrently with the earlier of the consummation of the Viacom Nashville Acquisition or the failure of the Viacom Nashville Acquisition to be consummated; and

           (viii) the incurrence by ICP-IV or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

SECTION 4.10.   ASSET SALES.

           ICP-IV shall not, and shall not permit any Restricted Subsidiary to:
(i) sell, lease, convey or otherwise dispose of any assets (including, without limitation, by way of a sale and leaseback or similar arrangement) other than in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ICP-IV and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
Section 5.01 hereof and not by the provisions of this Section 4.10; or (ii) issue or sell Equity Interests of any of ICP-IV's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for aggregate net proceeds in excess of $1.0 million (each of the foregoing an "Asset Sale"), unless (x) ICP-IV or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of ICP-IV's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets, or other property issued or sold or otherwise disposed of in the Asset Sale; and (y) at least 75.0% of such consideration is in the form of cash or Cash Equivalents. Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Sale: (i) the D.D. Cable Transactions; (ii) a transfer of assets by ICP-IV to a Restricted Subsidiary or by a Restricted Subsidiary to ICP-IV or to another Restricted Subsidiary; (iii) an issuance of Equity Interests by a Restricted Subsidiary to ICP-IV or to another

Restricted Subsidiary; (iv) the sale of AVR Interests in accordance with the terms of an agreement substantially similar to the AVR Letter of Intent; or (v) any Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

           Notwithstanding the immediately preceding paragraph, ICP-IV and its Restricted Subsidiaries may consummate an Asset Sale without complying with such paragraph if (i) ICP-IV or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of ICP-IV's Board of Directors set forth in an Officers' Certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such Asset Sale constitutes assets or other property of a kind usable by ICP-IV and its Restricted Subsidiaries in the business of ICP-IV and its Restricted Subsidiaries as conducted by ICP-IV and its Restricted Subsidiaries on the Issue Date; provided that any consideration not constituting assets or property of a kind usable by ICP-IV and its Restricted Subsidiaries in the business conducted by them on the date of such Asset Sale received by ICP-IV or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the two succeeding paragraphs.

           Within 180 days after any Asset Sale, ICP-IV may apply the Net Proceeds from such Asset Sale, to (a) permanently reduce any Indebtedness of any Restricted Subsidiary of ICP-IV under the Bank Facility and/or (b) commit in writing to the Trustee to make an investment in or acquire assets or property of a kind usable by ICP-IV and its Restricted Subsidiaries in the business conducted by them on the date of such Asset Sale or a business reasonably related thereto and consummate such investment or acquisition within 360 days after such Asset Sale, provided, however, that if at any time any non-cash consideration received by ICP-IV or any Restricted Subsidiary of ICP-IV, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such cash shall be deemed to constitute Net Proceeds and shall be required to be applied in accordance with clauses (a) and/or (b) above. Pending the final application of any such Net Proceeds, ICP-IV may temporarily invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

           As soon as practical, but in no event later than 180 business after any date that the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Asset Sale Offer Trigger Date"), ICP-IV shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ICP-IV (or such Subsidiary) may use such excess for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be deemed to be reset at zero.

SECTION 4.11.   TRANSACTIONS WITH AFFILIATES.

           ICP-IV shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are in writing; (ii) such Affiliate Transaction is in the best interest of ICP-IV or such Restricted Subsidiary, as the case may be; (iii) such Affiliate Transaction is on terms at least as favorable to ICP-IV or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arms-length dealings with a Person who is not such an Affiliate; (iv) with respect to each Affiliate Transaction involving aggregate payments or consideration in excess of $5.0 million, ICP-IV delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction was approved by an Executive Officer of ICP-IV and that such Affiliate Transaction complies with clauses (ii) and (iii) of this paragraph; and (v) with respect to each Affiliate Transaction involving aggregate payments or consideration in excess of $25.0 million, ICP-IV delivers to the Trustee, in addition to those documents required by clause (iv) of this paragraph, an opinion letter from an Independent Appraiser to the effect that such Affiliate Transaction is fair to the Holders from a financial point of view.

           Notwithstanding the immediately preceding paragraph: (i) any transaction pursuant to any contract in existence on the Issue Date in accordance with the terms thereof as in effect on the Issue Date, including contracts for the acquisition of cable television programming and renewals, extensions and replacements thereof on terms no less favorable to ICP-IV and its Restricted Subsidiaries than those in effect on the Issue Date; (ii) transactions permitted under Section 4.07; (iii) any transaction or series of transactions between ICP-IV and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 10.0% of the equity interest in any of such Restricted Subsidiaries is owned by an Affiliate that is not itself a Restricted Subsidiary); (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of ICP-IV or any of its Restricted Subsidiaries, or any consultant or advisor thereto, so long as the Board of Directors of ICP-IV in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; (v) any sale of Equity Interests of ICP-IV; and (vi) the D.D. Cable Transactions shall not be deemed Affiliate Transactions.

SECTION 4.12.   LIENS.

           ICP-IV shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its Property, or the Property of such Subsidiaries whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective a provision whereby all payments due under this Indenture and the Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of ICP-IV or such Subsidiary secured by such Lien for so long as any such other Indebtedness of ICP-IV or such Subsidiary shall be so secured.

SECTION 4.13.   LIMITATION ON CONDUCT OF IPCC.

           IPCC shall not acquire or hold any significant assets or other properties or engage in any business activities; provided, however, that IPCC may be a co-obligor with respect to Indebtedness if ICP-IV is a primary obligor or guarantor with respect to such Indebtedness and the net proceeds of such Indebtedness are loaned to ICP-IV.

SECTION 4.14.   CORPORATE OR PARTNERSHIP EXISTENCE.

           Subject to Article 5 hereof, each of ICP-IV and IPCC shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, as applicable, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of ICP-IV or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of ICP-IV and its Restricted Subsidiaries; provided, however, that ICP-IV shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of ICP-IV and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

           (a) Within 30 days of the occurrence of a Change of Control, ICP-IV shall notify the Trustee in writing of such proposed occurrence and shall make an offer to purchase (a "Change of Control Offer") the Notes at a purchase price equal to 101.0% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (the "Change of Control Purchase Price"). ICP-IV shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Within 50 days of the occurrence of a Change of Control, ICP-IV shall also: (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each registered Holder of Notes, at its address appearing in the register of the Notes maintained by the Registrar, a notice stating: (A) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein; (B) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days and no later than 60 days after the date on which such notice is mailed) (the "Change of Control Payment Date"); (C) that any Note not tendered will continue to accrue interest; (D) that unless ICP-IV defaults in the payment of the Change of Control Purchase Price, any such Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(E) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (F) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (G) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and (H) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance. The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) the

Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes in connection with a Change of Control and, to the extent that the provisions of such securities laws or regulations conflict with this Section 4.15, the Issuers shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

           (b) On the Change of Control Payment Date, ICP-IV shall, to the extent lawful, (i) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to ICP-IV. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

           (c) The Change of Control provisions described herein shall be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.16.   OWNERSHIP OF OPERATING PARTNERSHIP.

           ICP-IV shall continue to own at least 99.99% of the outstanding Equity Interests of the Operating Partnership or any successor to all or substantially all of the Operating Partnership's assets.

SECTION 4.17.   CONSUMMATION OF THE VIACOM NASHVILLE ACQUISITION.

           ICP-IV shall, and shall cause each of its Subsidiaries to, use its best efforts to consummate the Viacom Nashville Acquisition on substantially the terms described in the Offering Memorandum and to cause the Viacom Nashville System to be transferred to a Restricted Subsidiary of ICP-IV.

SECTION 4.18.   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

           The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary at any time; provided, however, that immediately after giving effect to such designation on a pro forma basis as if the same had occurred at the beginning of the most recently ended full fiscal quarter of ICP-IV for which consolidated financial statements are available, (i) ICP-IV would be permitted to incur at least $1.00 of additional Indebtedness

(other than Permitted Debt) pursuant to Section 4.09, (ii) there exist no Liens (other than Permitted Liens) on the Property of ICP-IV or its Restricted Subsidiaries and (iii) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of ICP-IV in which such designation is made (or, in the case of a designation made during the last fiscal quarter of ICP-IV's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate states the effective date of such designation; and provided, further, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ICPIV of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation. The provisions of this paragraph shall not be applicable to the designation of IPSE as a Restricted Subsidiary of ICP-IV following the consummation of the Viacom Nashville Acquisition.

      The Board of Directors may designate any Restricted Subsidiary, other than IPCC, to be an Unrestricted Subsidiary if such designation would not cause a Default; provided, however, that immediately after giving effect to such designation on a pro forma basis, ICP-IV would be in compliance with Section
4.07 hereof. For purposes of making such determination, all outstanding Investments by ICP-IV and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, whether made before or after the Issue Date, shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.19.   SUSPENDED COVENANTS.

           If, at any time, (i) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default has occurred and is continuing, ICP-IV and its Restricted Subsidiaries shall thereafter cease to be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11 and
4.18 hereof and clause (iv) of Section 5.01 hereof (the "Suspended Covenants"). In the event that ICP-IV and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, one or both Ratings Agencies withdraws its ratings or downgrades the ratings assigned to such Notes below the required

Investment Grade Ratings, then ICP-IV and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants for the benefit of such Notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade shall be calculated in accordance with the terms of Section 4.07 as if such Section had been in effect during the entire period of time from the Issue Date.

SECTION 4.20    PAYMENTS FOR CONSENT.

           Neither ICP-IV nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms of provisions of this Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21.   SECURITY.

           (a) The Issuers shall: (i) enter into the Pledge Agreement (in the form attached hereto as Exhibit C) and comply with the terms and provisions thereof; and (ii) use a portion of the net proceeds of the Offering to purchase the Pledged Securities to be pledged to the Collateral Agent for the benefit of the Holders of the Notes in such amount as shall be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Issuers to the Collateral Agent for the benefit of the Holders of the Notes and shall be held by the Collateral Agent in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

           (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause to be taken, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Issuers under this Indenture and the Notes, valid and enforceable first priority liens (collectively, the "Pledged Securities Lien") in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens other than as provided herein.

         (c) The release of any Collateral pursuant to the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property or securities from the Pledged Securities Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Pledged Securities Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of each of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be a reputable independent engineer, appraiser or other expert selected or approved by the Issuers in the exercise of reasonable care.

           (d) The Issuers shall cause TIA Section 314(b), relating to opinions of counsel regarding the Pledged Securities Lien of the Pledge Agreement, to be complied with. The Issuers shall furnish the following to the Collateral Agent and the Trustee prior to each proposed release of Collateral pursuant to the Pledge Agreement: (i) all documents required by TIA Section 314(d); and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

           (e) The Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuers hereunder. The Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as either the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the

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Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           ICP-IV shall not consolidate with or merge with or into (whether or not ICP-IV is the surviving Person) or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (as an entirety or substantially as an entirety in a transaction or a series of related transactions) to any Person unless: (i) ICP-IV will be the surviving Person (the "Surviving Person"), or the Surviving Person (if other than the ICP-IV) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than ICP-IV) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of ICP-IV under the Notes and this Indenture, and the obligations under this Indenture remain in full force and effect, (iii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the most recently ended full fiscal quarter of ICP-IV for which consolidated financial statements are available (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions), the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Leverage Ratio test applicable to ICP-IV set forth in the proviso of the first paragraph of Section 4.09 hereof.

           In connection with any consolidation, merger or transfer contemplated by this provision, ICP-IV shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent in this Indenture provided for relating to such transaction or transactions have been complied with.

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           Notwithstanding the foregoing, ICP-IV is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture, provided that ICP-IV shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Notes solely because (A) of the accrual of deferred tax liabilities resulting from such reorganization or (B) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law).

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of ICP-IV in accordance with Section 5.01 hereof, the Surviving Person formed by such consolidation or into or with which ICP-IV is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "ICP-IV" shall refer instead to the Surviving Person and not to ICP-IV), and may exercise every right and power of ICP-IV under this Indenture with the same effect as if such Surviving Person had been named as ICP-IV herein; provided, however, that ICP-IV shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of ICP-IV's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

           An "Event of Default" occurs if:

                (a) (i) ICP-IV defaults in the payment when due of interest on the Notes on any day on or prior to August 1, 1999, or (ii) ICP-IV defaults in the payment when due of interest on the Notes on any day after August 1, 1999 and such default continues for a period of 30 days;

                (b) ICP-IV defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

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
                (c) ICP-IV fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 30 days after notice to ICP-IV by the Trustee or the Holders of at least 25.0% in principal amount of the Notes then outstanding;

                (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ICP-IV or any of its Restricted Subsidiaries (or the payment of which is guaranteed by ICPIV or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of such grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more, which Payment Default shall not be cured or waived, or which acceleration shall not be rescinded or annulled, within 10 days after written notice thereof;

                (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against ICP-IV or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 consecutive days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                  (f) ICP-IV or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                      (i)  commences a voluntary case,

                      (ii) consents to the entry of an order for relief against
                it in an involuntary case,

                      (iii) consents to the appointment of a Bankruptcy
                Custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its
                creditors, or

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
                      (v) generally is not paying its debts as they become due;
                or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against ICP-IV or any of its Restricted
                Subsidiaries in an involuntary case;

                      (ii) appoints a Bankruptcy Custodian of ICP-IV or any of
                its Restricted Subsidiaries for all or substantially all of the property of ICP-IV or any of its Restricted Subsidiaries; or

                      (iii) orders the liquidation of ICP-IV or any of its
                Restricted Subsidiaries;

           and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.   ACCELERATION.

           If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to ICP-IV or any of its Restricted Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to ICP-IV or any of its Restricted Subsidiaries all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

           Upon the acceleration of the Notes under this Section 6.02, the Collateral Agent shall, at the Trustee's direction, liquidate the Pledged Securities and apply the proceeds thereof to the principal, interest and Liquidated Damages, if any, on the Notes to the date of such acceleration.

           If an Event of Default occurs on or after August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of ICP-IV with the intention of avoiding payment of the premium that ICP-IV would have had to pay if ICP-IV then had elected to redeem the Notes pursuant to Section 3.07 hereof, then,

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
upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of ICP-IV with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1 of the years set forth below, as set forth below (expressed as percentages of principal amount:

                  YEAR                                      PERCENTAGE
                  ____                                      __________

                  1997......................................      111.250%
                  1998......................................      109.849%
                  1999......................................      108.438%
                  2000 .....................................      107.031%
                  2001......................................      105.625%


SECTION 6.03.   OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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SECTION 6.05.   CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

           A Holder of a Note may pursue a remedy with respect to this Indenture or the Note only if:

           (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25.0% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Notes or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Notes may not use this Indenture to prejudice the rights of another Holder of a Notes or to obtain a preference or priority over another Holder of a Notes.

SECTION 6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against ICP-IV for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to ICP-IV (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to ICP-IV or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (b)  Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or

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
         obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with ICP-IV. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented

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by the proper Person. The Trustee need not investigate any fact or matter stated
in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of ICP-IV.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of ICP-IV with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for ICP-IV's use of the proceeds from the Notes or any money paid to ICP-IV or upon ICP-IV's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by

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any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to ICPIV and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). ICP-IV shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

           ICP-IV shall pay to the Trustee from time to time such compensation as shall be agreed between ICP-IV and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. ICP-IV shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           ICP-IV shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes

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based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify ICP-IV promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify ICP-IV shall not relieve ICP-IV of its obligations hereunder. ICP-IV shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and ICP-IV shall pay the reasonable fees and expenses of such counsel. ICP-IV need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of ICP-IV under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure ICP-IV's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying ICP-IV. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and ICP-IV in writing. ICP-IV may remove the Trustee if:

           (a)  the Trustee fails to comply with Section 7.10 hereof;

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           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy
      Law;

           (c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, ICP-IV shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by ICP-IV.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, ICP-IV, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to ICP-IV. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, ICP-IV's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

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SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Issuers may, at the option of their Boards of Directors evidenced by a resolution set forth in Officers' Certificates, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions, which

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
shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Liquidated Damages) on such Notes when such payments are due; (ii) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith; and (iv) this Article Eight. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under
Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

           Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

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
           In order to exercise either Legal Defeasance or Covenant Defeasance:

                      (a) The Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (if such deposit occurs prior to August 1, 1999, the Pledged Securities shall be applied toward the interest required to effect such Legal Defeasance or Covenant Defeasance) on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                      (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Section 6.01(f) or 6.01(g) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which an Issuer or any of its Restricted Subsidiaries is a party or by which an Issuer or any of its Restricted Subsidiaries is bound;

                      (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date such opinion,
           (i) the trust funds will not be subject to rights of holders of Indebtedness other than the Notes and (ii) assuming no intervening bankruptcy of either Issuer between the date of deposit and the 91st day following the deposit (assuming no Holder of Notes is an insider of either Issuer) or the day following the end of such other preference period in effect at the time of such opinion (assuming a Holder of Notes is an insider of either Issuer), as applicable, following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                      (g) each Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by such Issuer with the intent of preferring the Holders of Notes over any other creditors of such Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of such Issuer or others; and

                      (h) each Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including ICP-IV acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Liquidated Damages), but such money need not be segregated from other funds except to the extent required by law.

           ICP-IV shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to ICP-IV from time to time upon the request of ICP-IV any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO ISSUERS.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07.   REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be;

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
provided, however, that, if ICP-IV makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

           Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Notes without the consent of any Holder of a Note:

           (a)  to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (c) to provide for the assumption of the ICP-IV's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

           (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

           Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

           Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Pledge Agreement or the Notes with the consent of the Holders of at least a majority in

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
principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Pledge Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of each of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Notes or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10 and 4.15 hereof);

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
                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15 hereof);

                  (h) release any Collateral from the Pledged Securities Lien created by the Pledge Agreement, except in accordance with the terms thereof; or

                  (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

           The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, Officers' Certificates and Opinions of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02.  NOTICES.

           Any notice or communication by ICP-IV, IPCC or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

           If to ICP-IV:

                InterMedia Capital Partners IV, L.P.
                235 Montgomery Street, Suite 420
                San Francisco, California 94104
                Telecopier No.:  (415) 397-3978
                Attention:  General Partner

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
                With a copy to:

                Gregg F. Vignos, Esq.
                Pillsbury Madison & Sutro LLP
                235 Montgomery Street
                San Francisco, California 94104
                Telecopier No.:  415-983-1600

           If to IPCC:

                InterMedia Partners IV Capital Corporation
                235 Montgomery Street, Suite 420
                San Francisco, California 94104
                Telecopier No.:  (415) 397-3978
                Attention:  President

                With a copy to:

                Gregg F. Vignos, Esq.
                Pillsbury Madison & Sutro LLP
                235 Montgomery Street
                San Francisco, California 94104
                Telecopier No.:  415-983-1600

           If to the Trustee:

                The Bank of New York
                101 Barclay Street, Floor 21W
                New York, New York  10286
                Telecopier No.:  (212) 815-5915
                Attention:  Corporate Trust Trustee Administration

           ICP-IV, IPCC or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If ICP-IV and/or IPCC mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

           Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such requesting entity shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to

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
         whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.        RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS.

           No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08.        GOVERNING LAW.

           THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 10.09.        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.        SUCCESSORS.

           All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11.        SEVERABILITY.

           In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 10.12.        COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13.        TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [signature page follows]

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                                   SIGNATURES

Dated as of July 30, 1996.

                              INTERMEDIA CAPITAL PARTNERS IV, LP.,
                              a California limited partnership

                              By: InterMedia Capital Management IV, L.P., a California limited partnership, as general partner of InterMedia Capital
                                    Partners IV, L.P.

                                    By:  /s/ Leo J. Hindery, Jr.
                                         _______________________________________
                                         Leo J. Hindery, Jr.,
                                         Managing General Partner

                              INTERMEDIA PARTNERS IV CAPITAL CORP.,

                              a Delaware corporation

                              By:   /s/ Leo J. Hindery, Jr.
                                    _______________________________________
                                    Leo J. Hindery, Jr.,
                                    President

Dated as of July 30, 1996.

                              THE BANK OF NEW YORK, as Trustee

                              By:   /s/ Vivian Georges
                                    ______________________
                                    Vivian Georges,
                                    Assistant Vice President

                                    EXHIBIT A
                                 (Face of Note)

                          11 1/4% Senior Notes Due 2006

                                                              CUSIP:  __________

      No.                                                    $__________________

                      InterMedia Capital Partners IV, L.P.
                                       and
                      InterMedia Partners IV Capital Corp.

      promises to pay to
      or registered assigns,
      the principal sum of
      Dollars on August 1, 2006.
      Interest Payment Dates:  February 1 and August 1
      Record Dates:  January 15 and July 15

                                   INTERMEDIA CAPITAL PARTNERS IV, LP.
                                   By:  InterMedia Capital Management IV, L.P.,

                                      its general partner

                                        By:  ______________________________
                                             Name:
                                             Title:

                                   INTERMEDIA PARTNERS IV CAPITAL CORP.

                                   By:  ______________________________
                                        Name:
                                        Title:

                         Dated as of __________________

This is one of the
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee

By: __________________________
    Authorized Signatory

                                 (Back of Note)

                          11 1/4% Senior Notes Due 2006

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co, has an interest herein.1

           THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE


- --------
1 This paragraph should be included only in the Note if issued in global firm.

         EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. InterMedia Capital Partners IV, L.P., a California limited partnership ("ICP-IV"), and InterMedia Partners IV Capital Corporation, a Delaware corporation and a wholly owned subsidiary of ICP-IV ("IPCC" and, together with ICP-IV, the "Issuers") promise to pay interest on the principal amount of this Note at 11 1/4% per annum from July 30, 1996 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 1, 1997. ICP-IV shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. ICP-IV shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of ICP-IV maintained for such purpose within or without the City and State of New York, or, at the option of ICP-IV, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to ICP-IV or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. ICP-IV may change any Paying Agent or Registrar without notice to any Holder. ICP-IV or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of July 30, 1996 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SectionSection 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Issuers limited to $292.0 million in aggregate principal amount and secured by a portion of the proceeds of the Offering pursuant to the Pledge Agreement.

      5.  OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, ICP-IV shall not have the option to redeem the Notes prior to August 1, 2001. Thereafter, ICP-IV shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

                  YEAR                                      PERCENTAGE

                  2001......................................      105.625%
                  2002 .....................................      103.750%
                  2003 .....................................      101.875%
                  2004 and thereafter.......................      100.000%


      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 1, 1999, ICP-IV may redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of a Public Equity Offering or a Strategic Equity Investment at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that at least 65% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and, provided further, that such redemption occurs within 90 days of the date of the closing of such Public Equity Offering or a Strategic Equity Investment.

      6.  MANDATORY REDEMPTION.

      The Issuers shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) If there is a Change of Control, ICP-IV shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and any unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price"). Within 30 days of the occurrence of a Change of Control, ICP-IV shall notify the Trustee in writing of such proposed occurrence and shall make a Change of Control Offer. Within 50 days following the occurrence of a Change of Control, ICPIV shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If ICP-IV or a Restricted Subsidiary consummates any Asset Sales, within ten days of each Asset Sale Trigger Date, ICP-IV shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ICP-IV (or such Subsidiary) may use such excess for general corporate purposes. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from ICP-IV prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The

Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Pledge Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of ICP-IV's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) (a) default in the payment when due of interest on the Notes on any day on or prior to August 1, 1999, or (b) default for 30 days in the payment when due of interest on the Notes on any day after August 1, 1999; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by ICP-IV for 30 days after notice to ICP-IV by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of ICP-IV which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 30 days; and (vi) certain events of bankruptcy or insolvency with respect to ICP-IV or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to ICP-IV or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or partner of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of July 19, 1996, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      ICP-IV will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                InterMedia Capital Partners IV, L.P.
                235 Montgomery Street, Suite 240
                San Francisco, California 94104
                Telecopier No.:  (415) 397-3978
                Attention:  General Partner

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ___________________

                                   Your Signature: ___________________________
                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by ICP-IV pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

           [ ] Section 4.10                         [ ] Section 4.15

           If you want to elect to have only part of the Note purchased by ICP-IV pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:                            Your Signature: _______________________________
                                 (Sign exactly as your name appears on the Note)

                                   Tax Identification No.: _____________________

Signature Guarantee.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE2

           The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                          Principal Amount of this       Signature of
                         Amount of decrease in     Amount of increase in         Global Note         authorized signatory
                          Principal Amount of       Principal Amount of    following such decrease    of Trustee or Note
   Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
- ----------------------  -----------------------  ------------------------ ------------------------  ----------------





- --------
2     This should be included only if the Debenture is issued in global form.

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES

Re:  11 1/4% Senior Notes Due 2006 of ICP-IV and IPCC.

           This Certificate relates to $_____ principal amount of Notes held in
* ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

         [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

           In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

         [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
         Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)

- ---------------
 *Check applicable box.

         [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

         [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

                                                     ___________________________
                                                     [INSERT NAME OF TRANSFEROR]

                                                     By: _______________________

Date: ________________________

- ---------------
 *Check applicable box.